UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SHUTTERSTOCK, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Shutterstock, Inc.
350 Fifth Avenue, 21st Floor
New York, New York 10118

Dear Stockholders:
On or about April 28, 2016, we mailed a Notice of Internet Availability of Proxy Materials or a full set of proxy materials, including a Notice of Annual Meeting of Stockholders and accompanying Proxy Statement (the “Proxy Statement”), to you for our 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) to be held on Tuesday, June 7, 2016 at 10:00 a.m., local time, at our principal executive offices located at 350 Fifth Avenue, 21st Floor, New York, New York 10118.
We are pleased to announce that we have appointed a new independent director, Deirdre M. Bigley, to our Board of Directors (the “Board”) and each of the Compensation Committee and Nominating and Corporate Governance Committee of the Board, effective May 10, 2016. Ms. Bigley is filling the Class II vacancy on the Board following the resignation of Jonathan Miller in November 2015.
This supplement provides updated information with respect to this change to our Board and is first being distributed to stockholders on or about May 12, 2016. This supplement should be read in conjunction with the Proxy Statement and our 2015 Annual Report to Stockholders. Except as specifically supplemented or amended by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.
We look forward to seeing you at our 2016 Annual Meeting.

Sincerely,

Jonathan Oringer Founder, Chief Executive Officer and Chairman of the Board

Shutterstock, Inc.
350 Fifth Avenue, 21st Floor
New York, New York 10118

SUPPLEMENT TO PROXY STATEMENT
 FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
JUNE 7, 2016
This proxy statement supplement, dated May 12, 2016 (the “Supplement”), supplements the proxy statement dated April 28, 2016 (the “Proxy Statement”) relating to the proxy being solicited by the Board of Directors (the “Board”) of Shutterstock, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders to be held on June 7, 2016, at 10:00 a.m., local time, and any adjournment or postponement of that meeting (the “Annual Meeting”) at our principal executive offices located at 350 Fifth Avenue, 21st Floor, New York, New York 10118.

The primary purpose of this Supplement is to provide subsequent information relating a recent change to our Board. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

PROPOSAL ONE
ELECTION OF DIRECTORS
Proposal One as set forth in the Proxy Statement is hereby amended to reflect that the Board has appointed Deirdre M. Bigley to serve on the Board as a Class II director for a term ending at the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). Ms. Bigley has also been appointed to each of our Compensation Committee and Nominating and Corporate Governance Committee. You are not being asked to vote in favor of the election of Ms. Bigley at the Annual Meeting. Biographical information concerning Ms. Bigley is set forth below.
Directors Continuing in Office Until the 2017 Annual Meeting

Deirdre M. Bigley
Age 51. Deirdre M. Bigley has served as a member of our Board since May 2016. Since September 2009, Ms. Bigley has served as Chief Marketing Officer of Bloomberg, L.P., a global business and financial information and news leader. Prior to joining Bloomberg, L.P., Ms. Bigley spent thirteen years at IBM, serving in several capacities, including serving in her final years as Vice President of Worldwide Advertising and Interactive and Vice President of Worldwide Brand. Ms. Bigley currently serves as a member of the Ad Council Board of Directors and as a New York member of the Business Marketing Association Board of Directors. Ms. Bigley holds a B.A.in English Literature from West Chester University.
The Board believes that Ms. Bigley’s experience working at a multinational corporation with teams across a range of products, her significant business and operational experience, particularly as a senior marketing executive at media and technology companies, and her diversity qualify her to serve as a member of our Board.

ADDITIONAL INFORMATION REGARDING THE APPOINTMENT OF MS. BIGLEY
We have set forth below certain information updating the Proxy Statement to reflect the appointment of Ms. Bigley. For detailed information regarding the composition of our Board and its committees, as well as other corporate governance policies, please read the Proxy Statement previously made available or delivered to you.

Based on information provided by Ms Bigley, the Board has determined that Ms. Bigley does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that Ms. Bigley is “independent,” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing requirements and rules of the New York Stock Exchange (“NYSE”). Our Board also determined that Ms. Bigley satisfies the independence standards for each of the Compensation Committee and the Nominating and Corporate Governance Committee established by applicable SEC rules and the listing requirements and rules of the NYSE.
In connection with her appointment to the Board, Ms. Bigley was granted a restricted stock unit award under the Company’s 2012 Omnibus Equity Incentive Plan covering 316 shares of the Company’s common stock, such shares to vest on June 6, 2016, which is the date immediately preceding the date of the Annual Meeting, subject to Ms. Bigley’s continued service through that date. Ms. Bigley will also be entitled to receive the following compensation for her service on each of the Board, the Compensation Committee and the Nominating and Corporate Governance Committee:

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an annual cash retainer of $50,000 for her service on the Board, $5,000 for her service on the Compensation Committee and $2,500 for her service on the Nominating and Corporate Governance Committee, each payable quarterly in arrears, subject to Ms. Bigley’s continued service on the first day of the preceding quarter;

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an annual restricted stock unit award with a cash value of $150,000 to be granted on the date of each annual meeting of the Company’s stockholders, which shall vest on the earlier of the one-year anniversary of the date of grant and the date immediately preceding the date of the next annual meeting of the Company’s stockholders, subject in each case to Ms. Bigley’s continued service through the vesting date.

All of Ms. Bigley’s equity awards received for her service on the Board will vest in full immediately prior to, and contingent upon, a change of control of the Company.
Further, in connection with her appointment to the Board, Ms. Bigley entered into an indemnification agreement with us, substantially similar to those entered into by our other Board members, a form of which was filed with the SEC with our Registration Statement on Form S-1, as amended (File No. 333-181376), filed with the SEC on August 30, 2012.
VOTING MATTERS
This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxies returned before the Annual Meeting will be voted in accordance with the Board’s recommendations as set forth in the Proxy Statement.

By Order of the Board of Directors,

Laurie Harrison Vice President, General Counsel and Secretary
May 12, 2016